UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM 8-K


                               CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                     Date of Report:   December 18, 1998
                                ------------
                      (Date of earliest event reported)



               Exact Name of                           IRS
Commission     Registrant as                           Employer           Registrants'
File           Specified in its      State of          Identification     Telephone
Number         Charter               Incorporation     Number             Number
----------     ----------------      -------------     --------------     ------------

0-1857-3       The Berkshire Gas     Massachusetts     04-1731220         413-442-1511
               Company



                  115 Cheshire Road, Pittsfield, MA  01201
                  (Address of principal executive offices)


ITEM 5.  OTHER EVENTS

      Lawsuit filed against The Berkshire Gas Company
      -----------------------------------------------

      On December 18, 1998, the Company was sued in the Supreme Court of the State of New York, County of Kings, by the executrix of the estate of a customer of the Company's retail propane division relating to an explosion at the home of such customer in Canaan, New York on July 28, 1997 and the death of the customer. Handi Mate, Inc., a New York corporation that engages in the inspection of properties, was also named as a defendant in the lawsuit.

      The complaint alleges six counts against the Company and seeks damages of twenty million dollars ($20,000,000) per count, plus punitive damages. The Company intends to vigorously defend each of these claims and expects to challenge certain claims that, upon initial review, appear redundant to other claims.

      The Company has notified its insurance carrier of the filing of such lawsuit and the carrier has assumed the defense of such claims. The Company has comprehensive liability insurance that provides up to thirty-five million dollars ($35,000,000) of coverage per occurrence.

      The Company has not yet filed an answer to the complaint but expects to do so within the time provided under New York law. The Company has been advised by counsel that the complaint should not be expected to come to trial for two to three years.


                                  SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       THE BERKSHIRE GAS COMPANY




                                       By: /s/ Scott S. Robinson
                                          ----------------------------------
                                           Scott S. Robinson
                                           President

Date:  December 28, 1998